Exhibit 99.1

INVESTOR CONTACT	MEDIA CONTACT
Scott Wylie – Vice President	Mark Plungy – Senior Manager
Investor Relations	Public Relations
(408) 544-6996	(408) 544-6397
swylie@altera.com	newsroom@altera.com

ALTERA ANNOUNCES THIRD QUARTER RESULTS

San Jose, Calif., October 13, 2009—Altera Corporation (NASDAQ: ALTR) today announced third quarter sales of $286.6 million, up 3 percent from the second quarter of 2009 and down 20 percent from the third quarter of 2008. New products grew 7 percent sequentially.

Third quarter net income was $56.7 million, $0.19 per diluted share, up from net income of $47.4 million, $0.16 per diluted share, in the second quarter of 2009 and down from $94.7 million, $0.31 per diluted share, in the third quarter of 2008. Third quarter 2009 results include a $4.8 million pre-tax charge relating to a previously announced restructuring.

Year-to-date cash flow from operating activities was $196.4 million. Altera ended the quarter with $1.4 billion in cash and short-term investments.

Altera’s board of directors has declared a quarterly cash dividend of $0.05 per share payable on December 1, 2009 to stockholders of record on November 10, 2009.

“Compared to our initial expectations, business conditions improved steadily during the quarter,” said John Daane, president, chief executive officer, and chairman of the board. “Sales of 40-nm devices tripled sequentially. Our first-to-market position and technology advantages at 40-nm continue to drive record design-win results.”

(more)

Several recent accomplishments mark the company’s continuing progress.

•

Altera’s Stratix® IV GX FPGAs have now moved to volume production—the first 40-nm FPGAs in the industry to reach this milestone. The Stratix IV device was the industry’s first 40-nm FPGA available when it began shipping at the end of 2008. The Stratix IV family offers the highest density and highest performance FPGAs available today and is used in a variety of customers’ high-speed backplane and cabling interfaces, chip-to-chip interconnects and protocol-bridging applications. Altera remains on schedule to ship its entire Stratix IV FPGA family in volume production by April 2010.

•

Altera has increased the high-end density range of its 40-nm Stratix IV E FPGAs to an industry-leading 820,000 logic elements. The Stratix IV EP4SE820 FPGA is the industry’s highest density, highest performance and lowest power FPGA in its class. Stratix IV users also benefit from the productivity advantages of Altera’s Quartus® II design software that are particularly valuable in high-density designs. Features such as advanced place-and-route algorithms, multiprocessor support and incremental compile reduce customers’ compile times by a factor of two or three on average when compared to the nearest competitor’s 40-nm high-density FPGAs. The EP4SE820 FPGA is ideally suited for a variety of high-end digital applications that require resource-rich FPGAs, including ASIC prototyping and emulation, wireline, wireless, military, and computer and storage applications.

•

Altera recently received the “2009 FPGA Best Market Performance Award in the China Telecommunication Market” from China Electronics News (CEN). With a circulation of 200,000 in China, CEN operates under the supervision of the Ministry of Industry and Information Technology. In making the award, CEN noted that Altera’s industry-first 40-nm devices provided a good balance of integrated features, outstanding performance and unique Programmable Power Technology, which helped telecommunication suppliers meet their performance, power and cost targets.

(2 of 8)

Business Outlook for the Fourth Quarter 2009

Sequential Sales Growth	Up 6% to 10%

Gross Margin	67% to 68%

Research and Development	$65 to $67 million

SG&A	$57 to $59 million

Other Income/Expense	Approximately $0.5 million expense

Tax Rate	13.5% to 14.5%

Conference Call and Quarterly Update:

A conference call will be held today at 1:45 p.m. Pacific Time to discuss the quarter’s results and management’s current business outlook. The webcast and subsequent replay will be available in the Investor Relations section of the company’s website at www.altera.com. A telephonic replay of the call may be accessed later in the day by calling (719) 457-0820 and referencing confirmation code 258712. The telephonic replay will be available for two weeks following the live call.

Altera’s fourth quarter business update will be issued in a press release available after the market close on December 3, 2009.

Forward-Looking Statements

Statements in this press release that are not historical are “forward-looking statements” as the term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally written in the future tense and/or preceded by words such as “will,” “expects,” “anticipates,” or other words that imply or predict a future state. Forward-looking statements include Stratix IV shipment schedules and any projection of revenue, gross margin, expense or other financial items discussed in the Business Outlook section of this press release. Investors are cautioned that all forward-looking statements in this release involve risks and uncertainty that can cause actual results to differ from those currently anticipated, due to a number of factors, including without limitation, current global economic conditions, customer business environment, vertical market mix, market acceptance of the company’s products, product introduction schedules, the rate of growth of the company’s new products including the Arria® GX, Arria II GX, Cyclone® II, Cyclone III, Stratix II, Stratix II GX, Stratix III, Stratix IV, Stratix IV GX, Stratix IV GT, MAX® II and HardCopy® device families, changes in the mix of

(3 of 8)

our business between prototyping and production-based demand, research and development schedules, changes to operating expense spending priorities, as well as changes in economic conditions and other risk factors discussed in documents filed by the company with the Securities and Exchange Commission (SEC) from time to time. Copies of Altera’s SEC filings are posted on the company’s website and are available from the company without charge. Forward-looking statements are made as of the date of this release, and, except as required by law, the company does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

About Altera

Altera programmable solutions enable system and semiconductor companies to rapidly and cost-effectively innovate, differentiate and win in their markets. Find out more about Altera’s FPGA, CPLD and ASIC devices at www.altera.com.

#####

Altera, The Programmable Solutions Company, the stylized Altera logo, specific device designations and all other words that are identified as trademarks and/or service marks are, unless noted otherwise, the trademarks and service marks of Altera Corporation in the U.S. and other countries. All other product or service names are the property of their respective holder.

(4 of 8)

ALTERA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	THREE MONTHS ENDED			NINE MONTHS ENDED
	September 25,	June 26,	September 26,	September 25,	September 26,
	2009	2009	2008	2009	2008
Net sales	$286,612	$279,201	$356,755	$830,415	$1,052,680
Cost of sales(1)	93,686	93,588	117,405	281,303	353,051

Gross margin	192,926	185,613	239,350	549,112	699,629

Operating expenses
Research and development(1)	70,097	64,981	64,111	193,268	188,871
Selling, general, and administrative(1)	56,332	53,679	65,330	170,670	192,634

Total operating expenses	126,429	118,660	129,441	363,938	381,505

Operating margin(2)	66,497	66,953	109,909	185,174	318,124
Compensation expense (benefit) - deferred compensation plan	5,538	3,586	(3,177)	9,147	(7,922)
Loss (gain) on deferred compensation plan securities	(5,538)	(3,586)	3,177	(9,147)	7,922
Interest income and other	(740)	(1,717)	(7,501)	(5,835)	(24,182)
Interest expense	1,225	1,321	3,992	3,884	11,036

Income before income taxes	66,012	67,349	113,418	187,125	331,270
Income tax expense	9,308	19,926	18,714	39,037	54,660

Net income	$56,704	$47,423	$94,704	$148,088	$276,610

Net income per share:
Basic	$0.19	$0.16	$0.31	$0.50	$0.91

Diluted	$0.19	$0.16	$0.31	$0.50	$0.90

Shares used in computing per share amounts:
Basic	294,758	293,895	301,337	293,935	303,113

Diluted	297,545	295,503	306,528	295,961	307,476

Cash dividends per common share	$0.05	$0.05	$0.05	$0.15	$0.14

Tax rate	14.1%	29.6%	16.5%	20.9%	16.5%

% of Net sales:
Gross margin	67.3%	66.5%	67.1%	66.1%	66.5%
Research and development(1)	24.5%	23.3%	18.0%	23.3%	17.9%
Selling, general, and administrative(1)	19.7%	19.2%	18.3%	20.6%	18.3%
Operating margin(2)	23.2%	24.0%	30.8%	22.3%	30.2%
Net income	19.8%	17.0%	26.5%	17.8%	26.3%
Notes: (1) Includes restructuring expenses as follows:

	THREE MONTHS ENDED			NINE MONTHS ENDED
	September 25, 2009	June 26, 2009	September 26, 2008	September 25, 2009	September 26, 2008
Cost of sales	$137	$—	$—	$137	$—
Research and development	3,878	—	—	4,104	—
Selling, general, and administrative	738	—	—	5,728	—

	$4,753	$—	$—	$9,969	$—

(2)     We define operating margin as gross margin less research and development and selling, general and administrative expenses, as presented above. This presentation differs from income from operations as defined by U.S. Generally Accepted Accounting Principles (GAAP), as it excludes compensation expense (benefit) associated with deferred compensation plan obligations. Since compensation expense (benefit) associated with our deferred compensation plan obligations is offset by losses (gains) from related securities, we believe this presentation provides a more meaningful representation of our ongoing operating performance. A reconciliation of operating margin to income from operations follows:

	THREE MONTHS ENDED			NINE MONTHS ENDED
	September 25, 2009	June 26, 2009	September 26, 2008	September 25, 2009	September 26, 2008
Operating margin (non-GAAP)	$66,497	$66,953	$109,909	$185,174	$318,124
Compensation expense (benefit) - deferred compensation plan	5,538	3,586	(3,177)	9,147	(7,922)

Income from operations (GAAP)	$60,959	$63,367	$113,086	$176,027	$326,046

(5 of 8)

ALTERA CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 25, 2009	June 26, 2009	December 31, 2008
Assets

Current assets:
Cash and cash equivalents	$1,363,939	$1,274,975	$1,216,743
Accounts receivable, net	254,809	196,070	83,430
Inventories	65,826	66,219	84,637
Deferred compensation plan assets	66,801	60,865	55,990
Deferred income taxes and other current assets	166,779	170,068	186,361

Total current assets	1,918,154	1,768,197	1,627,161
Property and equipment, net	179,531	185,307	192,262
Deferred income taxes and other assets, net	49,284	52,752	60,484

	$2,146,969	$2,006,256	$1,879,907

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable and current liabilities	$117,642	$104,656	$124,358
Deferred compensation plan obligations	66,801	60,865	55,990
Deferred income and allowances on sales to distributors	291,732	232,834	205,674

Total current liabilities	476,175	398,355	386,022
Income taxes payable, non-current	205,384	201,685	173,880
Long-term credit facility	500,000	500,000	500,000
Other non-current liabilities	6,833	7,392	20,128
Stockholders’ equity	958,577	898,824	799,877

	$2,146,969	$2,006,256	$1,879,907

Key Ratios & Information

Current Assets/Current Liabilities	4:1	4:1	4:1
Liabilities/Equity	1:1	1:1	1:1
TTM Return on Equity	26%	32%	45%
Quarterly Depreciation Expense	$7,361	$7,149	$7,625
Quarterly Capital Expenditures	$2,384	$2,299	$11,354
Annualized Net Sales per Employee	$412	$400	$508
Number of Employees	2,581	2,684	2,760
Inventory MSOH(1): Altera	2.1	2.1	2.6
Inventory MSOH(1): Distribution	1.1	1.1	1.0
Days Sales Outstanding	81	64	25

(1) MSOH: Months Supply On Hand

(6 of 8)

ALTERA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	NINE MONTHS ENDED
	September 25, 2009	September 26, 2008
Cash Flows from Operating Activities:
Net income	$148,088	$276,610
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,139	22,284
Stock-based compensation	47,840	34,887
Deferred income tax expense (benefit)	1,441	(20,410)
Tax effect of employee stock plans	(2,642)	14,171
Excess tax benefit from employee stock plans	(510)	(6,573)
Gain on sale of land	—	(112)
Gain on substantive termination of retiree medical plan	(6,488)	—
Changes in assets and liabilities:
Accounts receivable, net	(172,779)	(22,442)
Inventories	18,811	(120)
Other assets	29,164	(277)
Accounts payable and other liabilities	(9,078)	14,013
Deferred income and allowances on sales to distributors	87,458	19,341
Income taxes payable	31,246	11,318
Deferred compensation plan obligations	1,664	(1,254)

Net cash provided by operating activities	196,354	341,436

Cash Flows from Investing Activities:
Purchases of property and equipment	(9,236)	(28,919)
Proceeds from the maturities and sales of available-for-sale investments	—	127,284
Proceeds from sale of land	—	9,063
Sales (purchases) of deferred compensation plan securities, net	(1,664)	1,254
Purchases of intangible assets	(690)	—

Net cash provided by (used for) investing activities	(11,590)	108,682

Cash Flows from Financing Activities:
Proceeds from issuance of common stock through various stock plans	19,049	55,704
Shares withheld for employee taxes	(10,632)	(8,084)
Repurchases of common stock	—	(319,028)
Payment of dividends to stockholders	(44,120)	(42,426)
Excess tax benefit from stock-based compensation	510	6,573
Decrease in book overdrafts	—	(320)
Proceeds from long-term credit facility	—	250,000
Principal payments on capital lease obligations	(2,375)	(3,236)

Net cash used for financing activities	(37,568)	(60,817)

Net increase in cash and cash equivalents	147,196	389,301
Cash and cash equivalents at beginning of period	1,216,743	890,095

Cash and cash equivalents at end of period	$1,363,939	$1,279,396

Noncash Investing and Financing Activities:
Assets acquired under capital leases	$—	$11,871

(7 of 8)

ALTERA CORPORATION

NET SALES SUMMARY

(Unaudited)

	THREE MONTHS ENDED			Quarterly Growth Rate
	September 25, 2009	June 26, 2009	September 26, 2008	Sequential Change	Year- Over-Year Change
Geography
North America	23%	20%	23%	18%	-20%
Asia Pacific	38%	43%	35%	-11%	-15%
Europe	21%	21%	23%	3%	-25%
Japan	18%	16%	19%	22%	-21%

Total	100%	100%	100%	3%	-20%

Product Category
New	60%	58%	46%	7%	5%
Mainstream	20%	21%	25%	-5%	-36%
Mature & Other	20%	21%	29%	-2%	-45%

Total	100%	100%	100%	3%	-20%

Market Segment
Telecom & Wireless	40%	48%	38%	-15%	-16%
Industrial Automation, Military & Auto	23%	21%	25%	16%	-23%
Networking, Computer & Storage	16%	13%	14%	27%	-11%
Other	21%	18%	23%	16%	-28%

Total	100%	100%	100%	3%	-20%

FPGAs and CPLDs
FPGA	77%	76%	75%	4%	-17%
CPLD	15%	16%	17%	0%	-30%
Other	8%	8%	8%	-7%	-25%

Total	100%	100%	100%	3%	-20%

Product Category Description

Category	Products
New	Stratix II (and GX), Stratix III, Stratix IV (including E, GX and GT), Arria GX, Arria II GX, Cyclone II, Cyclone III, MAX II, HardCopy, and Hardcopy II devices

Mainstream	Stratix (and GX), Cyclone, and MAX 3000A devices

Mature & Other	Classic™, MAX 7000, MAX 7000A, MAX 7000B, MAX 7000S, MAX 9000, FLEX® series, APEX™ series, Mercury™, Excalibur™, configuration and other devices, intellectual property cores, and software and other tools

(8 of 8)